                           SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934


Filed by the Registrant    [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                             Sheridan Energy, Inc.
 -----------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(a)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies: _______
     2)  Aggregate number of securities to which transaction applies: __________
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):_____________
     4)  Proposed maximum aggregate value of transaction:_______________________
     5)  Total fee paid:________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

     1)   Amount Previously Paid:_______________________________________________
     2)   Form, Schedule or Registration Statement No.:_________________________
     3)   Filing Party:_________________________________________________________
     4)   Date Filed:___________________________________________________________

                             Sheridan Energy, Inc.
                           1000 Louisiana, Suite 800
                             Houston, Texas  77002



                                 April 27, 1999



Dear Fellow Stockholder:

     You are cordially invited to attend the second Annual Meeting of Stockholders of Sheridan Energy, Inc. scheduled to be held on Tuesday, May 25, 1999 at the Doubletree Hotel at Allen Center, 400 Dallas Street, Houston, Texas commencing at 9:00 a.m., Houston time. Your Board of Directors and Management look forward to greeting personally those Stockholders able to attend.

     At the meeting, Stockholders are being asked to elect a Board of seven directors to serve for a term of one year and to transact such other business as may properly come before the meeting.

     It is important that your shares are represented at the meeting whether or not you plan to attend. Accordingly, we request your cooperation by promptly signing, dating and mailing the enclosed proxy in the envelope provided for your convenience.

                                    Sincerely,

                                    Jeffrey E. Susskind

                                    Chairman of the Board

                             Sheridan Energy, Inc.
                           1000 Louisiana, Suite 800
                             Houston, Texas  77002



                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 25, 1999


TO THE STOCKHOLDERS OF SHERIDAN ENERGY, INC.:

     Notice is hereby given that the Annual Meeting of the Stockholders of Sheridan Energy, Inc., a Delaware corporation (the "Company") will be held at the Doubletree Hotel at Allen Center, 400 Dallas Street in Houston, Texas on May 25, 1999 commencing at 9:00 a.m. Houston time, for the following purposes:

     A. To elect a Board of Directors of seven members having a term of one year; and

     B. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The stock transfer books will not be closed. Stockholders of record as of the close of business on April 1, 1999 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or adjournments thereof, notwithstanding any transfer of stock on the books of the Company after such Record Date.

     You are cordially invited to attend the meeting in person. YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.


                                    Michael A. Gerlich
                                    Secretary

Houston, Texas
April 27, 1999

                             Sheridan Energy, Inc.
                           1000 Louisiana, Suite 800
                             Houston, Texas  77002

                                _______________

                                PROXY STATEMENT
                                _______________


                         ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 25, 1999
                                _______________

                         SOLICITATION AND VOTING RIGHTS

     The accompanying Proxy is solicited by the Board of Directors of Sheridan Energy, Inc., a Delaware corporation (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held on Tuesday, May 25, 1999 at 9:00 a.m. Houston time at the Doubletree Hotel at Allen Center, 400 Dallas Street in Houston, Texas, or at any adjournment or adjournments thereof.

     This Proxy Statement and Proxy and the accompanying Notice of Annual Meeting, Annual Report to Stockholders, and Form 10-KSB for the year ended December 31, 1998, including consolidated financial statements, will be mailed to the Stockholders on or about April 27, 1999. The cost of soliciting proxies in the enclosed form will be borne by the Company. The Board of Directors of the Company has fixed April 1, 1999 as the record date (the "Record Date") for determination of Stockholders entitled to receive notice of, and to vote at, the Annual Meeting. As of the Record Date there were 6,731,276 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), outstanding and entitled to vote. Each holder of Common Stock will be entitled to one vote for each share owned. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by the Stockholders will be treated as present at the Annual Meeting for purposes of determining a quorum but will not be counted as votes cast on such matters. The seven persons receiving the greatest number of votes cast at the Annual Meeting to fill the directorships with terms to expire at the 2000 Annual Meeting of Stockholders will be elected as Directors of the Company. Thus, abstentions and broker non-votes will have no effect on the election of directors. Regarding other matters, under Delaware law, generally the vote of Stockholders holding at least a majority of the voting power present at a meeting in which a quorum is present is the act of the Stockholders. Accordingly, abstentions will have the effect of negative votes with respect to any such other matters but broker non-votes will have no effect on such matters. The shares represented by each valid Proxy received by the Company on the form solicited by the Board of Directors will be voted in accordance with the instructions specified on the Proxy. Under Delaware law, any Stockholder giving a duly executed proxy may revoke it before it is exercised by giving written notice to the Secretary of the Company or by voting in person at the Annual Meeting.

     Reference is made to the caption "Election of Directors" for a discussion of the Company's contractual obligation to place two persons on the Company's Board of Directors who have been designated by Enron Capital & Trade Resources Corp. ("ECT"). Messrs. Dunn and Childers are the ECT designees (the "Designees"). Each has been nominated for election and are two of the nominees set forth herein. In the event the Designees are not elected by the Stockholders of the Company, the Board of Directors will be required to expand the size of the Board of Directors and to name the Designees to fill the expanded Board positions.

                       BENEFICIAL OWNERSHIP OF SECURITIES

     The following table reflects the holdings of the only persons known to the Company to own beneficially five percent or more of the Company's Common Stock or the Company's Series A Preferred Stock ($0.01 par value) (the "Preferred Stock"):



Name and Address                       Amount and Nature of     Percent of Class
of Beneficial Owner                    Beneficial Ownership      on Record Date
--------------------                  --------------------     -----------------

Jeffrey and Janis Susskind             1,016,704 Common Stock         15.1%
FBO The Susskind Family Trust
100 Wilshire Boulevard, 15th Floor
Santa Monica, CA  90401/(1)/

AIF-Lion Group/(2)/                      911,100 Common Stock         13.5%
c/o Apollo Advisers L.P.
Two Manhattanville Rd.
Purchase, NY  10577

Enron Capital & Trade                  2,600,000 Common Stock         37.8%
 Resources Corp./(3)/                  1,067,500 Preferred Stock       100%
1400 Smith Street
Houston, TX  77002

Oppenheimer Funds, Inc./(4)/             394,283 Common Stock          5.9%
Two World Trade Center
New York, NY  10048

Goldman, Sachs & Co./(5)/                398,841 Common Stock          5.9%
85 Broad Street
New York, NY  10004


(1) Includes options to acquire 16,667 shares which are exercisable within 60 days of the Record Date.

(2) As reported in its Schedule 13D filed with the Securities and Exchange Commission on February 27, 1995, such securities are held jointly by AIF II, L.P. and Lyon Advisors, L.P., each a Delaware limited partnership. AIF and Lyon are engaged in the business of managing investment funds while serving as advisors and representatives for its clients.

(3) Includes warrants ("Warrants") exercisable at a price of $5.50 per share on or before December 31, 2002 to acquire 150,000 shares of the Company's Common Stock and 850,000 shares of Common Stock owned by Joint Energy Development Investments Limited Partnership, a Delaware limited partnership ("JEDI") and 1,600,000 shares of the Company's Common Stock and, 1,067,500 shares of Preferred Stock held by Sundance Assets, L.P. ("Sundance"), a Delaware limited partnership, Sundance, JEDI and ECT are affiliated entities.

     Entities that may be deemed to be control persons of JEDI are (a) Enron Capital Management Limited Partnership, a Delaware limited partnership and the general partner of JEDI ("ECMLP"), (b) Enron Capital Corp., a Delaware corporation and the general partner of ECMLP ("ECC"), and (c) ECT. ECC is a wholly-owned subsidiary of ECT, and an indirect, wholly-owned subsidiary of Enron Corp., an Oregon corporation. ECT is a wholly-owned subsidiary of Enron Corp.

(4) In its Schedule 13G, Oppenheimer Funds, Inc. states that it is an investment advisor and that it has shared dispositive power with respect to 394,283 shares of the Company's common stock (sole voting power being held by Oppenheimer's Strategic Income Fund).

(5) In its Schedule 13G, Goldman, Sachs & Co. and the Goldman Sachs Group, L.P. in their capacity as investment advisors state that they have sole voting power as to no shares and shared voting and dispositive power as to 398,841 shares.

The following table sets forth the amounts and percentages of Common Stock beneficially owned as of the Record Date by each nominee for election as a Director of the Company, by each of the individuals named in the Summary Compensation Table and by all Directors and Executive Officers of the Company as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and does not necessarily bear on the economic incidents of ownership or the right to transfer such shares:


                                 Amount and Nature of
                                 Beneficial Ownership
Name of Individual              Shares of Common Stock      Percent of Class
---------------------------   --------------------------    ----------------

B. A. Berilgen/(1)/                         129,667                1.9%

Jonathan P. Carroll/(1)/                     53,333                 *

Charles Chambers                                500                 *

W. Craig Childers/(2)/                    2,600,000               37.8%

D. Bradley Dunn/(2)/                      2,600,000               37.8%

Michael A. Gerlich/(1)/                      65,000                1.0%

David H. Scheiber/(1)/                       13,333                N/A

Jeffrey E.                                1,016,704               15.1%
 Susskind/(1)(3)/

Jon W. Wright, Jr./(4)/                         -0-                 N/A

All Directors and
 Executive Officers as
 a Group
(9 persons including                      3,878,537               54.8%
 those named above)

*    Less than 1%

(1)  Includes 116,667, 13, 333, 40,000, 13,333 and 16,667 options held by
     Messrs. Berilgen, Carroll, Gerlich, Scheiber and Susskind respectively, which are or will become exercisable within the 60 days following the Record Date.

(2) Mr. Dunn and Mr. Childers are employees of ECT. However, Messrs. Dunn and Childers disclaim beneficial ownership of any shares owned directly or indirectly by ECT and its affiliates. ECT also owns 100% of the Preferred Stock to which Messrs. Dunn and Childers also disclaim beneficial ownership. For information concerning the Common Stock and warrants owned directly or indirectly by ECT and its affiliates, see footnote (3) to the previous table.

(3) Includes 1,000,037 shares held by The Susskind Family Trust which is controlled by Mr. Susskind and his wife.

(4)  Mr. Wright resigned from the Company in February 1999.

                             ELECTION OF DIRECTORS

     Seven Directors are to be elected, each to hold office until the next Annual Meeting of Stockholders and until his successor is elected and qualifies. The persons named as proxies on the enclosed Proxy have been designated by the Board of Directors and intend to vote, unless otherwise directed, for the nominees listed below. In accordance with an agreement entered into between the Company and ECT in 1997, ECT was given the right to require the Company to name two ECT designees to the Board of Directors. ECT made such request in 1998 and as a result, the Board of Directors increased the Board from five to seven members and elected Messrs. Dunn and Childers to serve until the Annual Meeting.

     In accordance with an agreement entered into among ECT, JEDI, JEDI I, and Mr. and Mrs. Jeffrey Susskind acting on behalf of The Susskind Family Trust, the Susskind's have agreed to vote their 1,000,037 shares equal to 14.9% of the outstanding shares of Common Stock for the Designees. ECT has, conversely, agreed to vote its 2,450,000 shares or 36.4% of the outstanding Common Stock for the nominees listed below.

     Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named on the enclosed Proxy will vote in accordance with their best judgment for a substitute nominee.

     The following table sets forth for each nominee his name, age, principal occupation and employment for the past five years, offices held with Sheridan and the date he first became a director. Each of the directors may be contacted at the Company's address set forth on the Notice of Annual Meeting.

                                   Position, Principal Occupation, Business       Direct or
       Nominees           Age         Experience and Directorships Held          Since/(1)/
-----------------------  -----  ----------------------------------------------   -----------
B. A. Berilgen............ 51   Mr. Berilgen is currently President and Chief           1997
                                Executive Officer of the Company.  He joined
                                the Company in June 1997.  Prior thereto he
                                was Vice-President and Chief Technical
                                Officer with Forest Oil Company, a position
                                he held from January to June 1997.  From
                                1992 to January 1997, he was Vice President
                                of Operations in charge of field operations,
                                reservoir engineering and domestic and
                                international development, exploration and
                                acquisition functions.

Jonathan P. Carroll....... 37   Mr. Carroll has served on the Board since the           1997
                                merger (the "Merger") of the Company with TGX
                                Corporation ("TGX") in 1997. He is currently
                                President of a privately owned investment
                                management company.  He was previously
                                President of Enserch Energy Services, Inc.,
                                and from 1991 until 1995, President and CEO
                                of DGS Holdings Corp., an oil and gas
                                marketing company.  He has also served as a
                                Vice President at Manufacturers Hanover Bank
                                and Head Trader in the Capital Markets Group
                                of First Interstate Bank, Ltd.

W. Craig Childers/(2)/.... 50   Mr. Childers has been a Director of the                 1998
                                Company since February 1998.  He was a
                                Principal in Canberras Energy Associates from
                                January 1, 1993 through May 15, 1994.
                                Mr. Childers was Vice President of Enron
                                Capital & Trade Resources from May 1994
                                through January 1998 and has been a Managing
                                Director of the same company since January
                                1998.



                                   Position, Principal Occupation, Business       Direct or
       Nominees           Age         Experience and Directorships Held          Since/(1)/
-----------------------  -----  ----------------------------------------------   -----------

D. Bradley Dunn/(2)/...... 35   Mr. Dunn is a Vice President of ECT and has             1998
                                held various positions with ECT since
                                September of 1994.  Prior to this Mr. Dunn
                                worked as a Petroleum Engineer with Delhi Gas
                                Pipeline Corporation and Mobil Oil
                                Corporation.

Michael A. Gerlich........ 44   Mr. Gerlich has been Vice President and Chief           1997
                                Financial Officer of the Company since the
                                Merger, and was elected Secretary in May
                                1998.  He was elected Vice President and
                                Chief Financial Officer of TGX in December
                                1994. In April 1997 he was appointed interim
                                President. From January 1993 until joining
                                TGX, he owned and managed Chalk Hill
                                Resources, Inc., an independent oil and gas
                                investing and financial consulting company.
                                Prior thereto, he was Executive Vice
                                President from January 1989 to December 1992
                                and Vice President of Finance from May 1982
                                to December 1988 for Trinity Resources, Inc.,
                                an independent public oil and gas company.

David H. Scheiber......... 40   Mr. Scheiber has been a principal of Cana               1995
                                Capital, LLC, a private investment company,
                                since September 1992.  From April 1996
                                through May 1997, Mr. Scheiber was a
                                principal of Chesapeake Bay Investors,
                                L.L.C., a registered investment advisor in
                                Baltimore, Maryland. From September 1991 to
                                August 1992, Mr. Scheiber was affiliated with
                                Monitor Company, Inc., a management
                                consulting firm headquartered in Boston,
                                Massachusetts, as manager of its bankruptcy
                                practice. From April 1997 until December 1997
                                Mr. Scheiber was a member of the Board of
                                Directors of Tuneup Masters, Inc.

Jeffrey E. Susskind....... 45   Mr. Susskind is engaged in personal                     1992
                                investments and is an investment consultant.
                                For the five years prior to 1999 he was a
                                principal of Strome, Susskind Investment
                                Management, L.P., an investment management
                                company in Santa Monica, California.

(1)  Includes time served as a director of TGX

(2) In the event Messrs. Dunn and Childers are not elected by the Stockholders at the Annual Meeting, the Board of Directors, upon request by ECT, would be required to increase the Board of Directors by two and to place on the Board those persons designated by ECT. Upon reduction of ECT's ownership of Common Stock below 14%, ECT's right to designate directors reduces to one and, upon a further reduction below 7%, ECT no longer retains the right to designate a director. At such times, one or more of the ECT designees will resign from the Board.

     Only those directors who are not employees of the Company are entitled to receive a fee, plus reimbursement for reasonable travel expenses incurred in conjunction with meetings. Under the Company's standard arrangement for compensation of directors, directors receive a retainer fee of $833 per month plus a meeting fee of $1,000 per day and $250 for each telephone meeting. The monthly retainer fee is subject to forfeiture on a six-month prospective basis if a director attends less than 75% of the meetings. In addition, while the Company has not adopted a formal policy, it is the intention of the Company to grant to all nonemployee directors options to acquire Common Stock. As a result, in 1998 Messrs. Susskind, Carroll and Scheiber were granted options to acquire 25,000, 20,000, and 20,000 shares of stock, respectively. Such options vest over three years and are exercisable for a ten year period. The Designees have elected to waive any right to stock options. Twelve meetings of the Board were held in the last fiscal year. No incumbent director attended fewer than 75% of the meetings of the Board held in the last fiscal year after his election as a Director. The Designees have elected to waive all Director fees for 1998.

     The Board has a standing Audit Committee which met one time during 1998. The Audit Committee consists of Messrs. Carroll, Scheiber and Dunn. The Audit Committee assists the Board in fulfilling its fiduciary responsibilities with respect to the accounting policies and reporting practices of the Company and the sufficiency of the audits of all Company activities. It is the Board's agent in ensuring the integrity of financial reports of the Company, and the adequacy of disclosures to shareholders. The Audit Committee is the focal point for communication between the directors, the independent accountants and management as their duties relate to financial accounting, reporting, and controls.

     The Board has a standing Compensation Committee which met four times during the last fiscal year, and consists of Messrs. Carroll, Childers and Susskind. During the year, the Compensation Committee consulted with management regarding the compensation and benefits that are provided to the directors, officers and employees of the Company.

     The Board has a standing Executive Committee which did not meet during the last fiscal year. The Executive Committee is authorized to exercise all of the powers of the Board of Directors except those not permitted by the General Corporation Law of Delaware. In 1998, the Executive Committee consisted of Messrs. Susskind, Berilgen and Gerlich.

           SECTION 16(a) - BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Executive Officers and Directors and persons who own more than ten percent of a registered class of the Company's equity securities to file initial reports of ownership and changes in ownership with the SEC. Such Officers, Directors and stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's Executive Officers and Directors, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis.

                               EXECUTIVE OFFICERS

     For information regarding the Executive Officers of the Company, see "Election of Directors." Pursuant to the Company's Bylaws, the officers serve at the discretion of the Board and may be removed, with or without cause, at any time.

                             EMPLOYMENT AGREEMENTS

     The Company entered into an Employment Agreement dated and effective as of June 5, 1997 which was subsequently amended in 1998, with Mr. B. A. Berilgen (the "Berilgen Agreement"). Pursuant to the Berilgen Agreement, Mr. Berilgen has been retained as President and Chief Executive Officer of the Company for a term ending December 31, 2000, which may be extended on an annual basis unless terminated by either party. Pursuant to the Berilgen Agreement, Mr. Berilgen receives a base salary of $200,000 per annum subject to the Compensation Committee's annual review, and annual discretionary bonuses. Beginning January 1, 2000, such base salary may be increased to $225,000 per annum to the extent certain financial objectives are met. As a result of the Berilgen Agreement, Mr. Berilgen was granted options to acquire 175,000 shares of the Company's Common Stock at an option exercise price of $2.50 per share. The Berilgen Agreement can be terminated at any time by the Company, but if terminated for any reason other than for "cause," the Company is obligated to pay the full amount that Mr. Berilgen is entitled to under the Berilgen Agreement with a minimum of one-year's base salary as severance. Mr. Berilgen would also be entitled to receive such payments upon a change of control which, without his consent, results in a significant diminishment in the nature of Mr. Berilgen's employment.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning the compensation of the Chief Executive Officer of the Company, and of the Company's most highly compensated executive officers (other than the CEO) whose total annual salary and bonus exceeded $100,000, for each of the Company's fiscal years ending December 31, 1998, 1997 and December 31, 1996. No other officers earned in excess of $100,000.


                                      Summary Compensation Table

                                                                           Long Term
                                          Annual Compensation          Compensation Awards
                                          -------------------         --------------------
                                          Annual Compensation         Compensation Awards
                                          -------------------         --------------------
                                                                           Securities
                                                                           Underlying        All
Name and                                                                    Options/        Other
Principal Position            Year     Salary($)/(1)/      Bonus($)/(2)/     SARs(#)      Compensation ($)
------------------            ----     ---------------   ---------------   ----------     ----------------
B. A. Berilgen                1998          240,000           75,000         125,000             --
President and CEO/(3)/        1997           98,000           50,000         175,000             --

Michael A. Gerlich/(4)/       1998          151,000           10,000            --               --
Vice-President & CFO          1997          133,000           30,000          60,000           3,000/(3)/
                              1996          120,000           12,000            --             3,000/(3)/

Charles Chambers/(5)/         1998           93,000           50,000          40,000             --
Vice President
Corporate Development

Jon W. Wright, Jr./(6)/       1998          112,000             --              --               --
Secretary                     1997          101,000           16,000           3,000             --

(1) Includes perquisites and other benefits, unless the aggregate amount of such does not exceed the lesser of either $50,000 or 10% of the total annual salary and prior year bonus reported for the named executive officer. See "Employment Agreements."

(2) Bonus was granted for year shown and paid in January following the year of grant.

(3)  Mr. Berilgen commenced his employment effective June 5, 1997.

(4) Mr. Gerlich acted as interim President from April 1997 to June 1997. The $3,000 of "All Other Compensation" represents estimated compensation value recognized related to restricted stock awards upon vesting.

(5) Mr. Chambers became an employee in June 1998. Includes amounts paid to Mr. Chambers as a consultant in 1998, prior to his becoming an employee of the Company.

(6) Mr. Wright resigned from the Company in February 1999. At such time all outstanding options were forfeited.

                       STOCK OPTION GRANTS AND EXERCISES

     The following table sets forth information concerning individual grants of stock options under the 1997 Flexible Incentive Plan to each of the Executive Officers named in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                Individual Grants
                               -----------------
                                                                                                      Potential Realizable
                                                                                                         Value at Assumed
                                                       % of Total                                     Annual Rates of Stock
                                     Number of           Options                                      Price Appreciation for
                                     Securities         Granted to        Exercise                        Option Term/(1)/
                                     Underlying        Employees in         Price        Expiration   --------------------
     Name                         Options Granted       Fiscal Year      Per Share/(2)/     Date         5%          10%
     -----                        ---------------       -----------      ------------    ---------    --------    --------
B. A. Berilgen.................     125,000(3)              40.5            $3.12/(4)/    12/28/08    $245,662    $622,556

Michael A. Gerlich.............           0                  N/A              N/A            N/A         N/A         N/A

Charles Chambers...............      20,000                  6.5            $3.00         08/04/08      37,734      95,625
                                     20,000                  6.5            $3.12/(4)/    12/28/08      39,396      99,609

Jon W. Wright, Jr./(5)/........       5,000                  1.6            $3.75         05/15/99

*  Less than one percent
(1) The Company does not believe that the value estimated herein, or any other model, will necessarily be indicative of the values to be realized by an executive.
(2)  The exercise price may be paid in cash or in shares of Common Stock.
(3) Such options become exercisable at the rate of 25% per year on each of the first four anniversaries of the date of grant, provided that the officer remains employed by the Company.
(4) The exercise price of these options increases by 10% on each anniversary of their grant.
(5) Mr. Wright resigned from the Company in February 1999. All options are forfeited to the Company, three months after such resignation.

       AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END VALUES

     The following table sets forth information concerning each exercise of stock options during the last completed fiscal year by each of the Executive Officers named in the Summary Compensation Table and the fiscal year end value of unexercised options.

                                                                            Number of Securities
                                                                           Underlying Unexercised          Value of Unexercised
                                                                                 Options at              In-the-Money Options at
                                                                             December 31, 1998           December 31, 1998($)/(1)/
                                    Acquired on           Value          -------------------------      -------------------------
        Name                        Exercise (#)       Realized ($)      Exercisable/Unexercisable      Exercisable/Unexercisable
---------------------              ---------------   ---------------     -------------------------      -------------------------


B. A. Berilgen                            0                N/A              116,667 /  183,333              72,917 / $36,458

Michael A. Gerlich                        0                N/A               40,000 /   20,000              25,000 /  12,500

Charles Chambers                          0                N/A                  -   /   40,000                 -   /   2,500

Jon W. Wright, Jr.                        0                N/A                3,750 /    4,250                 -   /     -


(1) Based on a closing stock price on the Nasdaq Small-Cap Market of $3.12 per share on December 31, 1998.

Compensation Committee Interlocks and Insider Participation

     No non-employee director is or has been an officer or employee of the Company or had any relationship requiring disclosure pursuant to Item 404 of the SEC Regulation S-K. No executive officer of the Company served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another corporation, any of whose executive officers served on the Company's Compensation Committee. No executive officer of the Company served as a director of another corporation, one of whose executive officers served on the Company's compensation committee. No executive officer of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served as a director of the Company.

Report On Executive Compensation

     We are pleased to present this report to stockholders on executive compensation. This report summarizes the responsibilities of certain of the Company's non-employee directors who are the members of the Compensation Committee (the "Committee"). Such Committee establishes the compensation policies and objectives that guide the development and administration of the executive compensation program and provide the basis on which the compensation for the Chief Executive Officer, corporate officers and other key executives was determined for the fiscal year ended December 31, 1998.

     During the fiscal year, the Committee was comprised of the following Board members, all of whom were non-employee directors of the Company: Jonathan P. Carroll, W. Craig Childers and Jeffrey E. Susskind. The Committee's responsibilities are to oversee the development and administration of the compensation program for corporate officers and subsidiary presidents, and administer the executive incentive and stock option plans. During fiscal year 1998, the Committee also reviewed market compensation trends for outside directors.

     The objective of the executive compensation program is to create strong financial incentives for corporate officers and managers to increase profits and grow revenues. The following objectives guide the Committee in its deliberations:

     . Provide a competitive compensation program that enables the Company to attract and retain key executives and Board members.

     . Assure a strong relationship between the performance results of the Company and the total compensation received.

     . Balance both annual and longer term performance objectives of the Company.

     . Encourage executives to acquire and retain meaningful levels of equity ownership in the Company.

     . Work closely with the Chief Executive Officer to assure that the compensation program supports the management style and culture of the Company.

     In addition to normal employee benefits, the executive total compensation program includes base salary, annual cash bonus compensation, and longer term stock based grants and awards.

     Section 162(m) of the Internal Revenue Code imposes a $1,000,000 limit, with certain exceptions, on the deductibility of compensation paid to each of the five highest paid executives. In particular, compensation that is determined to be "performance based" is exempt from this limitation. To be "performance based," incentive payments must use predetermined objective standards, limit the use of discretion in making awards, and be certified by the Compensation Committee made up of "outside directors." While the Committee intends to comply with the provisions of Section 162(m) with respect to the longer term stock based incentives, it believes that the use of discretion in evaluating the individual contributions of corporate management is appropriate. As such, the Committee has taken no action to comply with Section 162(m) with respect to annual incentive payments. It is not anticipated that any executive will receive compensation in excess of this limit during 1999. The Committee will continue to monitor this situation and will take appropriate action if it is warranted in the future.

     The base salary objective of the Committee is to target the median of a primary comparison group for corporate officers. Primary market comparisons are made to a broad group of oil and gas companies adjusted for size and job responsibilities. Salary adjustments are based on an individual's experience, background performance during the year, the general movement of salaries in the marketplace and the Company's financial position. Similar criteria are used to determine discretionary bonuses.

     Stock ownership is encouraged through the use of stock option grants which are made on a periodic basis.

     The Chief Executive Officer participates in the executive compensation program described in this report.

     In establishing the total compensation program for Mr. Berilgen, the Committee assessed the pay levels for CEOs in similar companies in the oil and gas industry, Mr. Berilgen's efforts in seeking out growth opportunities for the Company and controlling costs, and other relevant factors.

                              Respectfully submitted,


                              Jonathan P. Carroll
                              W. Craig Childers
                              Jeffrey E. Susskind

                   MANAGEMENT RELATIONSHIPS AND TRANSACTIONS

     As set forth above, during 1997, the Company entered into a series of agreements with ECT, and Jeffrey E. Susskind, Chairman of the Board on behalf of The Susskind Family Trust ("Susskind"), entered into further agreements with ECT. Pursuant to the Company's agreements with ECT, in connection with the acquisition of producing and non-producing oil and gas properties acquired from Pioneer Natural Resources USA, Inc., ECT acquired 100% of the Company's outstanding Preferred Stock in consideration for a payment of $10,000,000, and further acquired 1,600,000 shares of Common Stock of the Company for a further and additional payment of $10,000,000. The Preferred Stock has a cumulative dividend which, if paid in cash, is in the amount of 12% per annum. However, the Company has the option to pay such dividend with additional shares of Preferred Stock. In such event, the Preferred Stock bears a dividend rate of 13.5% per annum. Shares of Preferred Stock are entitled to a liquidation preference of $10 per share plus accrued, unpaid dividends, before any distribution to holders of Common Stock on dissolution of the Company. The Preferred Stock is fully redeemable before December 15, 1998, at a premium of 105% decreasing to 100% after December 15, 2001. The Preferred Stock must be redeemed on or before December 15, 2002. In addition, upon certain defined defaults by the Company, including failure to name two directors to the Company's Board of Directors after the request of ECT or failure to pay the appropriate dividend, the Preferred Stock is immediately redeemable. In addition, at such time, the holders of the Preferred Stock will have right to elect a majority of the Board of Directors. In connection with the issuance of the Preferred and Common Stock to ECT, ECT agreed that, except in limited circumstances or with the Company's permission, it would not acquire any additional shares of the Company's Common Stock for a period of two years. In addition, ECT, the Company and Susskind agreed that Susskind would vote its shares in favor of the ECT nominees and, conversely, ECT would vote its shares in favor of Susskind's nominees to the Board. In connection with the transaction, ECT was granted certain registration rights including certain demand and piggy-back registration rights. ECT's demand registration rights do not become effective until the first anniversary of the agreement, and all registration rights terminate when ECT's Common Stock ownership is reduced below 2% of the Company's outstanding shares.

     On June 12, 1997, TGX Corporation merged with and into the Company. As a result of such merger, TGX Shareholders owning Series A Senior Preferred Stock were entitled to receive .5 shares of Sheridan Common Stock for each share of TGX Series A Senior Preferred Stock they held on the date of the merger. As of such date, Susskind held 1,778,002 shares of Series A Senior Preferred Stock. In connection with the merger, all other preferred stockholders and common stockholders of TGX received no shares of Sheridan and, as a result, their interest in the assets of TGX was cancelled and they received no ongoing interest in the Company. Mr. Susskind may be deemed to have had a conflict of interest in recommending to the Stockholders of TGX that the merger be consummated.

                                 OTHER MATTERS

     As of the date of this statement, the Board has no knowledge of any business which will be presented for consideration at the Annual Meeting other than the election of directors. Should any other matters be properly presented, it is intended that the enclosed proxy will be voted in accordance with the best judgment of the persons voting the matter.


                            INDEPENDENT ACCOUNTANTS

     PricewaterhouseCoopers LLP has been selected to serve as independent accountants of the Company for the fiscal year ending December 31, 1999, and also served as the independent accountants of the Company for the fiscal years ended December 31, 1997 and 1998. Representatives of such firm are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.


                            STOCKHOLDER'S PROPOSALS

     Proposals of stockholders to be presented at the Annual Meeting of Stockholders to be held in 2000 must be received at the office of the Secretary of the Company no later than December 15, 1999 in order to be included in the applicable proxy statement and form of proxy relating to that meeting.


                              By Order of the Board of Directors



                              Michael A. Gerlich
                              Secretary

Houston, Texas
April 27, 1999

                             SHERIDAN ENERGY, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

B.A. Berilgen, Michael A. Gerlich or any of them, with power of substitution of each, and hereby authorized to represent the undersigned at the Annual meeting of Stockholders of Sheridan Energy, Inc. to be held at the Doubletree Hotel at Allen Center, 400 Dallas Street, Houston, Texas, on May 25, 1999, at 9:00 a.m., and any adjournment or adjournments thereof, and to vote the number of shares which the undersigned would be entitled to vote if personally present.

        To vote in accordance with the Board of Directors' recommendations just sign the reverse side; no boxes need be checked.

                 (Continued and to be signed on reverse side)         SEE
                                                                  REVERSE SIDE


                                          Please Detach and Mail in the Envelope Provided
------------------------------------------------------------------------------------------------------------------------------------
A [X] Please mark your
      votes as in this
      example.

                    FOR     WITHHOLD
1. Election of     [  ]       [  ]      Nominees:  Mr. B.A. Berilgen          2.  In their discretion, upon such other matters
   Directors                                       Mr. Jonathan P. Carroll        as properly come before the meeting.
                                                   Mr. W. Craig Childers
Instructions: To withhold authority to             Mr. D. Bradley Dunn        When properly executed, this proxy will be voted as
vote for an individual nominee, write              Mr. Michael A. Gerlich     designated hereon by the undersigned. If no choice is
that nominee's name on the line provided           Mr. David H. Scheiber      specified, the proxy will be voted "FOR" the elections
below.                                             Mr. Jeffrey E. Susskind    of all nominees for Director listed hereon, and "FOR"
                                                                              proposal  2 as set forth hereon and, according to the
-----------------------------------------                                     discretion of the proxy holders, on any other matters
                                                                              that may properly come before the Meeting or any other
                                                                              postponements or adjournments thereof.

                                                                                    PLEASE DO NOT FOLD OR MUTILATE THIS CARD

                                                                              Please mark, sign, date and return this proxy card
                                                                              promptly using the enclosed envelope.


SIGNATURE_________________________________ DATE____________, 1999   SIGNATURE___________________________________ DATE_________,1999
NOTE: Please sign exactly as name appears on this card. On joint accounts, each joint holder should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title as such. If a corporation, please sign in partnership name by authorized person.
